Exhibit 99.1

Certification Pursuant to 18 U.S.C. § 1350

Pursuant to 18 U.S.C.§1350, the undersigned officer of Respironics, Inc. (the “Corporation”), hereby certifies that, to the best of his knowledge, the Corporation’s Quarterly Report on Form 10-Q for the three-month and nine-month periods ended March 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Dated: May 14¸ 2003

/s/ JAMES W. LIKEN

Name:	James W. Liken
Title:	President and Chief Executive Officer